UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2019

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

P. H. Glatfelter Company (the “Company”) previously reported on a Current Report Form 8-K dated February 28, 2019 that John P. Jacunski, Executive Vice President and Chief Financial Officer and a Named Executive Officer in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders, would be leaving the Company.

On March 27, 2019, the Company and Mr. Jacunski entered into a Separation Agreement and General Release (the “Separation Agreement”), subject to a seven-day revocation period which has expired. The Separation Agreement sets forth the terms of his severance benefits.

Pursuant to the Separation Agreement, in exchange for a general release of claims in favor of the Company and its affiliates, the Company will pay or provide Mr. Jacunski the following:

i.

Cash payments in an aggregate amount of $1,616,793 to be paid as follows: fifteen (15) equal monthly installments aggregating $560,000; a payment totaling $619,500 within 60 days following termination; and a payment of $437,293 on October 31, 2019.

ii.

An enhancement to Mr. Jacunski’s pension benefits under the P. H. Glatfelter Company Supplemental Executive Retirement Plan (“SERP”) adjusted to calculate the value of the benefits as if he was 55 years old as of the date of his separation rather than an actual age of 53. Mr. Jacunski’s pension benefits will otherwise be determined based on his years of service and compensation as of the termination date in accordance with the terms of the applicable retirement plans.  Such benefits will be paid in accordance with the terms set forth in the SERP.

iii.

Reimbursement of COBRA premiums for continued medical, prescription drug and dental coverage for the 15-month period following the termination date, less the amount that active employees pay for such coverage.

As a condition to receiving the payments and benefits described above, Mr. Jacunski must continue to comply with confidentiality covenants by which he is bound, and for the 15-month period following termination of his employment, Mr. Jacunski must comply with covenants related to non-competition and non-solicitation of employees and other service providers.

The description of the Separation Agreement set forth above is qualified by reference to the Separation Agreement which the Company intends to file with its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

April 8, 2019	By:	/s/ Eileen L. Beck

Name: Eileen L. Beck
Title: Vice President, Human Resources